UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 14, 2024
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b) and (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Current Report on Form 8-K filed on July 17, 2024, the Federal Home Loan Bank of San Francisco (the "Bank") announced the appointment of Ludmila (Lucy) Sheftel as Interim Controller and principal accounting officer.

On August 14, 2024, the Bank appointed Jennifer Lin, 53, as Senior Vice President, Controller, and principal accounting officer, effective September 3, 2024. Until the effective date of Ms. Lin’s appointment, Ms. Sheftel will continue to serve as the Bank’s Interim Controller and principal accounting officer, whereupon Ms. Sheftel will return to her previous role as the Bank’s Deputy Controller.

Prior to joining the Bank, Ms. Lin served in various roles at MUFG Union Bank, N.A., from 2009 to 2023, most recently serving as Controller. Previously, she worked at PricewaterhouseCoopers LLP in its Assurance and Business Advisory Services practice. Ms. Lin has extensive experience in financial reporting, technical accounting, and SEC reporting. She received her Master of Business Administration from the Anderson School at the University of California, Los Angeles, and her Bachelor of Arts from the University of California, Santa Cruz.

Ms. Lin was not selected pursuant to any arrangement or understanding between her and any other person. Ms. Lin has no familial relationships with any director or executive officer of the Bank, and there are no transactions between Ms. Lin and the Bank that would require disclosure under Item 404(a) of Regulation S-K.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: August 20, 2024	By:	/s/ Anne Segrest McCulloch
Anne Segrest McCulloch Executive Vice President, Chief Legal Officer and Corporate Secretary